PROSPECTUS Dated                              Pricing Supplement No. 99
January 6, 2000                               Effective May 5, 2003
And PROSPECTUS SUPPLEMENT
Dated August 29, 2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


                 - - - - - - - - - - - - - - -


                    Interest Rate Per Annum
                    - - - - - - - - - - - -


Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
05/05/03     3.10%     4.00%     4.75%     5.25%    5.75%     6.25%